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                                                Filed Pursuant to Rule 424(b)(4)
                                                      Registration No. 333-76144

                             PROSPECTUS SUPPLEMENT
                                       to
           Prospectus dated February 19, 2002 and supplemented by the
                  Prospectus Supplement, dated March 13, 2002.
                                       of
                                  FINDWHAT.COM

     Bruce G. & Teresa B. Beasley (the "Beasleys") sold the following number of shares of our common stock on the following dates at the per share prices set forth below:

o    1,000 shares at $4.20 per share on April 17, 2002;
o    2,000 shares at $4.25 per share on April 17, 2002;
o    1,000 shares at $4.26 per share on April 17, 2002;
o    1,000 shares at $4.22 per share on April 18, 2002;
o    2,000 shares at $4.40 per share on April 18, 2002;
o    1,000 shares at $4.50 per share on April 18, 2002;
o    2,000 shares at $4.46 per share on April 18, 2002; and
o    2,500 shares at $4.54 per share on April 18, 2002.

This sale was effected by Raymond James & Associates, Inc., as agent, at a total commission charge of $1.70. Immediately following this sale, the Beasleys beneficially owned 12,500 shares of our common stock.

     On April 19, 2002, the closing price per share of our common stock on the Nasdaq SmallCap Market was $4.65.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            The date of this Prospectus Supplement is April 22, 2002.